Exhibit 1.2

                              CBCT BANCSHARES, INC.
                                 304,175 Shares

                                  COMMON STOCK
                           (Par Value $.l0 Per Share)

                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT



                                 _________, 2000



Keefe, Bruyette & Woods, Inc.
211 Bradenton Avenue
Dublin, Ohio 43017



Ladies and Gentlemen:

         CBCT Bancshares, Inc., a Maryland corporation (the "Company") and Community Bank of Central Texas, ssb, a Texas chartered mutual savings bank (the "Bank") with its' deposit accounts insured by the Savings Association Insurance Fund ( "SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm, jointly and severally, their agreement with Keefe, Bruyette & Woods, Inc. (the "Agent"), as follows:

         Section 1. The Offering. In accordance with the Stock Issuance Plan adopted by its Board of Directors (the "Plan"), the Company will offer and sell up to 304,175 shares of its common stock, par value, $.01 per share (the "Shares" or "Common Stock"), in a subscription offering (the "Subscription Offering") to (1) depositors with the Bank on September 30, 1998; (2) the CBCT Bancshares, Inc. employee stock ownership plan; (3) depositors with the Bank on March 31, 2000; (4) other members of the Bank on _______, 2000; and (5) the Bank's director, officers and employees. To the extent Shares remain unsold in the Subscription Offering, the Company is offering for sale to the general public in a direct community offering (the "Community Offering" and when referred to together with the Subscription Offering, the "Subscription and Community Offering") the Shares not so subscribed for or ordered in the Subscription Offering to members of the general public ("Other Subscribers"), (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to certain members of the general public on a best efforts basis through a selected dealers arrangement (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as

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

the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Bank may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. The Company will issue the Shares at a purchase price of $10.00 per share (the "Purchase Price").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333-33102) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement"
shall include all exhibits thereto, as amended, including post-effective amendments. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any Prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

         The Bank and the Company have filed with the Texas Savings and Loan Department (the "TSLD") and the Federal Deposit Insurance Corporation (the "FDIC") an Application for Conversion of the Bank with respect to the stock issuance (the "Conversion Application"), including the Prospectus and the Valuation Appraisal Report prepared by Ferguson & Company, Inc. (the "Appraisal") and has filed such amendments thereto as may have been required by the TSLD and the FDIC. The Company has filed an Application to become a bank holding company (the "Holding Company Application") pursuant to the Bank Holding Company Act of 1956, as amended (the "BHC Act") with the Board of Governors of the Federal Reserve System ("FRB"). The Conversion Application and Holding Company Application have each been approved by their respective agencies and the related Prospectus has been authorized for use. The TSLD, FDIC and FRB are sometimes referred to herein as the "Agencies."

         Section 2. Retention of Agent; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Bank have retained the Agent to consult with and to advise the Bank and the Company, and to assist the Company, on a best efforts basis, in the distribution of the shares of Common Stock in the Offering. The services that the Agent will provide include, but are not limited to (i) training the employees of the Bank who will perform certain ministerial functions in the Subscription and Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Stock Information Center by assisting interested stock subscribers and by keeping records of all stock orders and
(iii) preparing marketing materials.

         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Agent accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement

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("Letter Agreement"),  dated November 24, 1999 between the Bank and the Agent (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Bank that the Agent shall not be required to take or purchase any Shares or be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. In the event of a Syndicated Community Offering, the Agents will assemble and manage a selling group of broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement ("Selected Dealers' Agreement"), the form of which is set forth as a Exhibit B to this Agreement.

         The obligations of the Agent pursuant to this Agreement (other than those set forth in Sections 2(d), 8 and 9 hereof) shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than the date (the "End Date") which is 45 days after the Closing Date (as hereinafter defined). All fees or expenses due to the Agent but unpaid will be payable to the Agent in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and the Agent may agree to renew this Agreement under mutually acceptable terms.

         In the event the Company is unable to sell a minimum of 195,500 Shares within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this
Section 2 and in Sections 6, 8 and 9 hereof.

         In the event the Offering is terminated, the Agent shall be reimbursed for its actual accountable out-of-pocket expenses.

         If all conditions precedent to the consummation of the Offering, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan; provided, however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of the Agent and their counsel. The release of Shares against payment therefor shall be made on a date and at a place acceptable to the Company, the Bank and the Agent. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

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


         The Agent shall receive the following compensation for its services hereunder:

         (a) A management fee of $25,000, which has been paid prior to the date hereof. Should the Offering be terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to such paid fees.

         (b)      A Success Fee of $50,000.

                  Notwithstanding anything contained herein to the contrary, the total amount that the Company shall pay Agent relating to the Management Fee in 7(a) above, the Success Fee in 7(b) above and the expense reimbursement set forth in Section 6 below shall not exceed $105,000.

         (c) If any of the shares remain available after the Subscription and Community Offerings, at the request of the Company, the Agent will seek to form a syndicate of registered broker-dealers to assist in the sale of such Common Stock on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. the Agent will endeavor to distribute the Common Stock among dealers in a fashion which best meets the distribution objectives of the Company and the Plan. The Agent will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the Shares sold by them. The Agent will pass onto selected broker-dealers, who assist in the syndicated community, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer other than the Agent shall be transmitted by the Agent to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Company upon consultation with the Agent. In the event, with respect to any purchases of Shares, fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraph 2(a) and 2(b).

         (d) The Company will bear those expenses of the proposed offering customarily borne by issuers, including, without limitation, regulatory filing fees, "Blue Sky," and NASD filing and registration fees; the fees of the Company's accountants, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Offering; and fees for "Blue Sky" legal work. If the Agent incurs expenses on behalf of the Company, the Company will reimburse the Agent for such expenses.

                  The Agent shall be reimbursed for reasonable out-of-pocket expenses, including costs of travel, meals and lodging, photocopying, telephone, facsimile and couriers. The Agent shall also be reimbursed for its fees of underwriter's counsel (including counsel's out-of-pocket expenses) not to exceed $25,000. The selection of such counsel will be done by the Agent, after consultation with the Company.

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

         Section 3. Prospectus; Offering. The Shares are to be initially offered in the Offering at the Purchase Price as defined and set forth on the cover page of the Prospectus. The Purchase Price may be changed by the Company after consultation with the Agent, subject to such approval of the TSLD and FDIC and declaration of effectiveness of an amendment to the Prospectus by the Commission as may be required. The parties hereto hereby acknowledge that, without the prior written consent of the TSLD and FDIC, the Conversion will not be consummated until the Company has received subscriptions for at least the minimum range of the pro forma market value of the Company.

         Section 4. Representations and Warranties of the Company and the Bank. The Company and the Bank jointly and severally represent and warrant to and agree with the Agent as follows:

         (a) The Registration Statement which was prepared by the Company and the Bank and filed with the Commission was declared effective by the Commission on May ___, 2000. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement), became effective, the Registration Statement contained all statements that were required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 2, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Bank for use in connection with the Offering will contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding

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

                  the Agent for use in the Prospectus or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding the Agent.

         (b) The Conversion Application which was prepared by the Company and the Bank and filed with the TSLD and the FDIC was approved by the TSLD on ______________, 2000 and the FDIC on _________________, 2000, and the related Prospectus has been authorized for use by the TSLD and the FDIC. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the TSLD and FDIC and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the rules and regulations of the TSLD and the FDIC ("Conversion Regulations"), except to the extent waived in writing by the TSLD or FDIC, as appropriate. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Conversion Application or statements in or omissions from any sales information.

         (c) As of the Closing Date, the Bank and the Company will have satisfied the conditions precedent to their consummation of the Conversion in all material respects in accordance with the Plan, and shall have complied in all material respects with the BHC Act and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements, and provisions precedent to the Conversion imposed upon each of them by the Agencies. The Plan has been duly and validly adopted by the Board of Directors of each of the Bank and the Company. The filing of the Holding Company Application has been approved by the Board of Directors of the Company. The Agencies have approved the Plan and authorized the use of the Prospectus and such approvals and authorization remain in full force and effect.

         (d) The Company is a bank holding company under the BHC Act. The Holding Company Application which was prepared by the Company and the Bank and filed with the FRB was approved by the FRB on

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                  ______________,  2000.  At the  time  of the  approval  of the
                  Holding   Company   Application,   including  the   Prospectus
                  (including any amendment or supplement thereto), by the FRB and at all times subsequent thereto until the Closing Date, the Holding Company Application, including the Prospectus (including any amendment or supplement thereto), will comply in all material respects with the BHC Act and related regulations, except to the extent waived in writing by the FRB. The Holding Company Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(d) shall not apply to statements or omissions
                  made  in  reliance  upon  and  in   conformity   with  written
                  information furnished to the Company or the Bank by the Agent or its counsel expressly regarding the Agent for use in the Prospectus contained in the Holding Company Application or statements in or omissions from any sales information.

         (e) No order has been issued by the Agencies (hereinafter any reference to the Agencies or the FDIC shall include the SAIF) preventing or suspending the use of the Prospectus, and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering is, to the best knowledge of the Company or the Bank, pending or threatened.

         (f) The Company does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

         (g) At the Closing Date, the Plan will have been adopted by the Boards of Directors of the Company and the Bank and approved by the members of the Bank, and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon the Company or the Bank by the Agencies, the Commission, or any other regulatory authority and in the manner described in the Prospectus. To the best knowledge of the Company, no person has sought to obtain review of the final action of the Agencies in approving the Plan, the Conversion Application or the Holding Company Application, or any other statute or regulation.

         (h) The Bank has been organized and is a validly existing Texas chartered savings bank in capital stock form of organization, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all material licenses, permits and other governmental authorizations currently required for the conduct

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

                  of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business; the Bank is existing under the laws of the Texas and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Bank. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank. Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) all of the issued and outstanding capital stock of the Bank will be owned by the Company and (ii) the Company will have no direct subsidiaries other than the Bank. The Offering will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Offering reports, and documents in compliance with the 1933 Act Regulations, the Agencies' resolutions or letters of approval, all terms, conditions, requirements and provisions with respect to the Offering imposed by the Commission and the Agencies, if any, will have been complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and at the Closing Date the Company will be qualified to do business as a foreign corporation in Texas and in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company. The Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

         (j) The Bank is a member of the Federal Home Loan Bank of Dallas ("FHLB-Dallas"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits; and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Company or the Bank, threatened.

         (k) The Company and the Bank have good and marketable title to all real property and good title to all other assets material to the business of the Company and the Bank, taken as a whole, and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material to the business of the Company and the Bank, taken as a whole; and all of the leases and subleases material to the business of the Company and the Bank, taken as a whole, under which the Company or the Bank hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect. (l) The Company and the Bank have received an opinion of their special counsel, Silver, Freedman & Taff, L.L.P. with respect to the federal income tax consequences of the Conversion, the acquisition of the capital stock of the Bank by the Company and the sale of the Shares as described in the Registration Statement and the Prospectus, and an opinion from Padgett, Padgett, Stratemann & Co., LLP ("Padgett") with respect to the Texas state income tax consequences of the proposed Conversion, acquisition of the capital stock of the Bank by the Company and the sale of the Shares as described in the Registration Statement and the Prospectus; all material aspects of the opinions of Silver, Freedman & Taff, L.L.P. and Padgett are accurately summarized in the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete.

         (m) The Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by the Company, as provided herein and as described in the Prospectus except approval or confirmation by the TSLD and the FDIC of the final appraisal of the Company. The consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and this Agreement has been validly executed and delivered by the Company and the Bank and is the valid, legal and binding agreement of the Company and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Texas savings banks and bank holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

         (n) The Company and the Bank are not in violation of any directive received from the Agencies, the State of Maryland or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the TSLD, FDIC and the FRB) and, except as may be set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company or the Bank, threatened, which might materially and adversely affect the Offering, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, capital or properties of the Company and the Bank, or which would materially affect their properties and assets.

         (o) The financial statements, schedules and notes related thereto which are included in the Prospectus fairly present the consolidated balance sheet, income statement, statement of changes in equity and cash flows of the Company at the respective dates indicated and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of the Agencies and generally accepted accounting principles (including those requiring the recording of certain assets at their current market value). Such financial statements, schedules and notes related thereto have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Company and the Bank with the Agencies. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Company included in the Prospectus, and as to the pro forma adjustments, the adjustments described therein have been properly applied on the basis described therein.

         (p) Since the respective dates as of which information is given in the Registration Statement including the Prospectus: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Company or the Bank considered as one enterprise, or in the earnings, capital or properties of the Company or the Bank, whether or not arising in the ordinary course of business; (ii) there has not been any material increase in the long-term debt of the Bank or in the principal amount of the Bank's assets which are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in retained earnings or total assets of the Bank nor has the Company or the Bank issued any securities (other than in connection with the incorporation of the Company) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company or the Bank; (iv) there has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its consolidated net worth; (v) there has been no material adverse change in the Company's or the Bank's relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Bank's fidelity bond or any other type of insurance coverage; (vi) except as disclosed in the Prospectus there has been no material change in management of the Company or the Bank, neither of which has any material undisclosed liability of any kind, contingent or otherwise; (vii) the Company or the Bank has not sustained any material loss or interference with its respective business or properties from fire, flood, windstorm, earthquake, accident or other calamity, whether or not covered by insurance; (viii) the Company or the Bank is not in default in the payment of principal or interest on any outstanding debt obligations; (ix) the capitalization, liabilities, assets, properties and business of the Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus; and (x) neither the Company nor the Bank has any material contingent liabilities, except as set forth in the Prospectus. All documents made available to or delivered or to be made available to or delivered by the Bank or the Company or their representatives in connection with the issuance and sale of the Shares, including records of account holders, depositors and other members of the Bank, or in connection with the Agent's exercise of due diligence, except for those documents which were prepared by parties other than the Bank the Company or their representatives, to the best knowledge of the Bank and the Company, were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

         (q) As of the date hereof and as of the Closing Date, neither the Company nor the Bank is (i) in violation of its charter or bylaws, respectively, or (ii) in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its property may be bound; the consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and this Agreement has been validly executed and delivered by the Company and the Bank and is a valid, legal and binding Agreement of the Company and the Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Texas savings institutions, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no representation or warranty need be made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transactions herein contemplated will not: (i) conflict with or constitute a breach of, or default under, or result in the creation of any material lien, charge or encumbrance upon any of the assets of the Company or the Bank pursuant to the charter and bylaws of the Company, the Bank and or any material contract, lease or other instrument to which the Company or the Bank has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgement, decree, order, statute, rule or regulation applicable to the Company or the Bank, except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Company and the Bank on a consolidated basis; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Bank.

         (r) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company or the Bank in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Bank is a party or by which any of them or any of their property is bound or affected, except such defaults which would not have a material adverse affect on the financial condition or results of operations of the Company and the Bank on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would or might be alleged to be in default thereunder.

         (s) Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no Shares have been or will be issued and outstanding prior to the Closing Date (other than Shares issued to the Company); the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable, except for shares purchased by the ESOP with funds borrowed from the Company to the extent payment therefor in cash has not been received by the Company; except to the extent that subscription rights and priorities pursuant thereto exist pursuant to the Plan, no preemptive rights exist with respect to the Shares; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the best knowledge of the Company and the Bank, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

         (t) No consent, approval, authorization or any other order of any court, regulatory, administrative or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, the Agencies and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD.

         (u) Padgett, which has certified the consolidated audited financial statements and schedules of the Bank included in the Prospectus, has advised the Company and the Bank in writing that they are, with respect to the Company and the Bank, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         (v) Ferguson & Company, Inc., which has prepared the Valuation Appraisal Report as of March 1, 2000 (as amended or
                  supplemented,    if   so   amended   or
                  supplemented) (the "Appraisal"), has advised the Company in writing that it is independent of the Company and the Bank within the meaning of applicable law.

         (w) The Company and the Bank have timely filed all required federal, state and local tax returns; the Company and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

         (x) The Company and the Bank are in compliance in all material respects with the applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

         (y) To the knowledge of the Company and the Bank, neither the Company, the Bank nor employees of the Company or the Bank have made any payment of funds of the Company or the Bank as a loan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

         (z)      Prior to the  Offering,  neither the Company nor the Bank has:
                  (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus, shares of the Bank issued to the Company); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between the Agent and the Company and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service. Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in a special interest-bearing account with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Offering is not completed for whatever reason or for delivery to the Company if all Shares are sold.

         (aa) The Company and the Bank have not relied upon the Agent or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Offering.

         (bb) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

         (cc) The Prospectus provides a complete and accurate description, in all material respects, of (i) each employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act ("ERISA"), to which the Bank contributes or is obligated to contribute on behalf of its employees; and (ii) each material unfunded deferred compensation plan, each material supplemental death, disability and retirement plan, each material medical reimbursement plan. Except as described in the Prospectus, neither the Bank nor a member of the Controlled Group (as defined in Internal Revenue Code Section 414(b), (c), (m) or
                  (o)) involving the Bank, has maintained, and does maintain or contribute to, has contributed to, or has been required to contribute to, any "defined benefit plans," as such term is defined in Section 414(j) of the Internal Revenue Code or any other employee benefit plan subject to the funding requirements of Section 412 of the Internal Revenue Code. All required contributions to all "employee benefit plans" (as that term is defined in Section 3(3) of ERISA) maintained by the Bank (or to which the Bank is obligated to contribute) have been timely made. Neither the Bank, any "employee benefit plans" which the Bank maintains or maintained, or to which the Bank is or was obligated to contribute, nor any party in interest (as defined in Section 3(14) of ERISA) with respect thereto, nor any trusts created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Sections 406 and 407 of ERISA, or any breach of fiduciary duty, which could subject the Bank, any officer, director or employee of the Bank, any of such plans, or any trust, to any tax or penalty on prohibited transactions imposed by such Section 4975, any liability under ERISA, or would have a material adverse effect on the business, prospects, general affairs operations or financial condition of the Bank. Except as set forth in the Prospectus , the Bank is not obligated to provide any benefits under any employee welfare benefit plan as defined in Section 3(1) of ERISA ("Welfare Plan") to any retiree of the Bank. Each Welfare Plan subject to the continuation coverage requirements of Part 6 of Title I of ERISA has complied in all respects with such continuation coverage requirements. The Bank is not, and has not been a contributing employer to any "multiemployer plan," without regard to whether it was a retirement plan or a welfare plan, as such terms are defined in Section 3(37) or Section 4001(a)(3) of ERISA. All employee pension benefit plans and Welfare Plans have timely complied in all material respects with the applicable requirements of
                  Part 1 of Subtitle B of Title I of ERISA and currently comply and have complied in the past in all material respects, both as to form and operation, with ERISA, the Internal Revenue Code and all other applicable laws. All employee pension benefit plans intended to be qualified plans within the meaning of Sections 401(a) and 501(a) of the Internal Revenue Code are so qualified and have been so qualified since their inception.

         (dd) Any certificates signed by an officer of the Company or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or their counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         (ee) All documents delivered or to be delivered by the Bank or the Company or their representatives in connection with the issuance and sale of the Conversion Stock including records of account holders, depositors, borrowers and other members of the Bank, or in connection with the Agents' exercise of due diligence, except for those documents which were prepared by parties other than the Bank, the Company or their representatives were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete and correct in all material respects.

         (ff) The Bank and the Company have complied or will comply in all material respects with each and every undertaking or commitment made by them under the blue sky laws, including, without limitation, each and every undertaking or commitment made in connection with the Subscription and Community Offering.

         (gg) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Company if all shares are sold.

         Section 5.  Representations and Warranties of the Agent.

         The Agent represents and warrants to the Company and the Bank that:

                  (i) it is a corporation and is validly existing in good standing under the laws of the State of New York and licensed to conduct business in the State of New York and it has the full power and authority to provide the services to be furnished to the Bank and the Company hereunder.

                  (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is a legal, valid and binding agreement of the Agent, enforceable in accordance with its terms.

                  (iii) Each of the Agent and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

                  (iv) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of the Agent or any agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

                  (v) No approval of any regulatory or supervisory or other public authority is required in connection with the Agent's execution and delivery of this Agreement, except as may have been received.

                  (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the knowledge of the Agent, pending or threatened, which might materially adversely affect the Agent's performance of this Agreement.

         Section 5.l Covenants of the Company and the Bank. The Company and the Bank hereby jointly and severally covenant with the Agent as follows:

         (a)      The  Company  will  not,  at  any  time  after  the  date  the
                  Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (b) The Bank will not, at any time after the Conversion Application and Holding Company Application are approved by the Agencies, file any amendment or supplement to such Applications without providing the Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement the Agent or its counsel shall reasonably object.

         (c) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application and Holding Company
                  Application   to  be  approved  by  the

                  Agencies and will immediately upon receipt of any information concerning the events listed below notify the Agent: (i) when the Registration Statement, as amended, has become effective;
                  (ii) when the Conversion Application and Holding Company Application, as amended have been approved by the Agencies;
                  (iii) any comments from the Commission, the Agencies or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iv) of the request by the Commission, the Agencies or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application and the Holding Company Application or for additional information; (v) of the issuance by the Commission, the Agencies or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under the Conversion Regulations, BHC Act or other applicable law, or the threat of any such action; (vi) the issuance by the Commission, the Agencies or any authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (g) below. The Company and the Bank will make every reasonable effort (i) to prevent the issuance by the Commission, the Agencies or any state authority of any such order and, if any such order shall at any time be issued and (ii) to obtain the lifting thereof at the earliest possible time.

         (d) The Company and the Bank will deliver to the Agent and to its counsel two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed, and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD and "blue sky" filings.

         (e) The Company and the Bank will furnish to the Agent, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by the Agent.

         (f) The Company and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Offering, and the transactions contemplated thereby, imposed by the Commission, the Agencies or the Conversion Regulations or the BHC Act, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, and during such time period the Company and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, the Agencies or the Conversion Regulations, the BHC Act and by the 1933 Act, the 1933 Act
                  Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitation, Rule 10b-5 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in the Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (g) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Bank or in the reasonable opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Bank will immediately so inform the Agent and prepare and file, at their own expense, with the Commission and the Agencies and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Bank each will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

         (h) The Company and the Bank will take all necessary actions, in cooperating with the Agent, and furnish to whomever the Agent may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as the Agent and the Company and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process, to qualify to do business in any jurisdiction in which it is not so qualified, or to register its directors or officers as brokers, dealers, salesmen or agents in any jurisdiction. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

         (i) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the Closing Date, without the Agent's prior written consent, any Common Stock other than the Shares or other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

         (j) The Company shall register its Common Stock under Section 12(g) of the 1934 Act on or prior to the Closing Date pursuant to the Plan and shall request that such registration be effective prior to or upon completion of the Offering. The Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as may be required by the Agencies.

         (k) During the period during which the Company's Common Stock is registered under the 1934 Act or for three (3) years from the date hereof, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934
                  Act).

         (l) During the period of three years from the date hereof, the Company will furnish to the Agent: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the
                  Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the Agencies or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as the Agent may reasonably request.

         (m) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (n) Other than as permitted by the Conversion Regulations, the BHC Act, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

         (o) The Company will use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Shares and (ii) list and maintain quotation of the Shares on the OTC Bulletin Board effective on or prior to the Closing Date.

         (p) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

         (q) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

         (r) Neither the Company nor the Bank will amend the Plan without notifying the Agent prior thereto.

         (s) The Company shall assist the Agent, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Shares in such event and such information shall be accurate and reliable in all material respects.

         (t) Prior to the Closing Date, the Company and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         (u) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein or set forth in an amendment or supplement thereto, neither the Company nor the Bank will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and the Bank, taken as a whole.

         (v) The facts and representations provided to Silver, Freedman & Taff, L.L.P. by the Bank and the Company and upon which Silver, Freedman & Taff, L.L.P. will base its opinion under
                  Section 7(c)(1) are and will be truthful, accurate and complete.

         Section 6. Payment of Expenses. Whether or not the Offering is completed or the sale of the Shares by the Company is consummated, the Company and the Bank jointly and severally agree to pay or reimburse the Agent for the Company and the Bank have agreed to reimburse the Agent for its out-of-pocket expenses, and its legal fees (as specified in Section 2) and to indemnify the Agent against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments the Agent may be required to make in connection with any such claims or liabilities. In the event the Company is unable to sell a minimum of 195,500 Shares, the Company and the Bank shall promptly reimburse the Agent in accordance with Section 2 hereof.

         Section 7. Conditions to the Agent's Obligations. The obligations of the Agent hereunder, as to the Shares to be delivered at the Closing Date, are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Company and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

         (a) At the Closing Date, the Company and the Bank shall have conducted the Offering in all material respects in accordance with the Plan, the Conversion Regulations, the BHC Act and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon them by the Agencies.

         (b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application and the Holding Company Application shall be approved by the Agencies not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's or the Bank's knowledge, threatened by the Commission, the Agencies or any state authority.

         (c) At the Closing Date, the Agent shall have received:

                  (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent and for its benefit, of Silver, Freedman & Taff, L.L.P., special counsel for the Company and the Bank, in form and substance to the effect that:

                             (i) The Company has been duly  incorporated  and is
                           validly existing as a corporation under the laws of the United States.

                             (ii) The Company has corporate  power and authority
                           to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                             (iii) The Bank has been  organized and is a validly
                           existing Texas savings bank in capital stock form of organization, authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus. All of the outstanding capital stock has been duly authorized, and is validly issued, fully paid and non-assessable and is owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

                             (iv) The Bank is a member of the  FHLB-Dallas.  The
                           deposit accounts of the Bank are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge, threatened.

                             (v) The  Company  has been  duly  organized  and is
                           validly existing as a Maryland corporation, duly authorized to conduct its business and own its properties as described in the Registration Statement and Prospectus.

                             (vi) Upon consummation of the Offering, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," no shares of Common Stock have been issued prior to the Closing Date; at the time of the Offering, the Shares subscribed for pursuant to the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. To such counsel's Actual Knowledge, upon the issuance of the Shares, good title to the Shares will be transferred by the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                             (vii) The execution and delivery of this  Agreement
                           and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Company and the Bank; and this Agreement is a valid and binding obligation of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions, the deposits of which are insured by the FDIC and bank holding companies, (ii) general equitable principles,
                           (iii) laws relating to the safety and soundness of insured depository institutions and their holding companies, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including without limitation the provisions of Sections 23A and 23B of the Federal Reserve Act and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                             (viii) The Conversion Application has been approved
                           by the TSLD and the FDIC and the Prospectus has been authorized for use by the Agencies, and no action has been taken, and to such counsel's Actual Knowledge none is pending or threatened, to revoke any such authorization or approval. The Holding Company Application has been approved by the FRB and no action has been taken, and to such counsel's Actual Knowledge none is pending or threatened, to revoke any such authorization or approval.

                             (ix) The Plan has been duly adopted by the required
                           vote of the directors of the Company and the Bank.

                             (x) Subject to the  satisfaction  of the conditions
                           to the Agencies' approval of the Offering, no further approval, registration, authorization, consent or other order of any federal regulatory agency is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Offering, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered) and except as may be required under the rules and regulations of the NASD and/or the NYSE (as to which no opinion need be rendered). To such counsel's Actual Knowledge, the Offering has been consummated in all material respects in accordance with Conversion Regulations and the BHC Act, except that no opinion is rendered with respect to (a) the Conversion Application, the Holding Company Application, the Registration Statement or Prospectus, which are covered by other clauses of this opinion, (b) the satisfaction of the post-Offering conditions in the Conversion Regulations or in the Agency approvals of the
                           Conversion Application and the Holding Company Application, (c) the securities or "blue sky" laws of various jurisdictions and (d) the rules and regulations of the NASD.

                             (xi) The Registration  Statement is effective under
                           the 1933 Act, and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the Commission.

                             (xii) At the time the Conversion Application, including the Prospectus contained therein, was approved by the TSLD and the FDIC, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, Texas and federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered). At the time the Holding Company Application, including the Prospectus contained therein, was approved by the

                           FRB, the Holding Company Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, Texas and federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

                             (xiii) At the time that the Registration  Statement
                           became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and
                           (ii) the Prospectus (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the Conversion Regulations, the BHC Act and federal law.

                             (xiv) The terms and provisions of the Shares of the
                           Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares is in due and proper form.

                             (xv) To such counsel's Actual Knowledge,  there are
                           no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and to such counsel's Actual Knowledge, all pending legal and governmental proceedings to which the Company or the Bank is a party or of which any of their property is the subject, which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the Company's or the Bank's business, are, considered in the aggregate, not material.

                             (xvi) To such counsel's Actual Knowledge, there are
                           no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Holding Company Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto in the
                           Conversion Application, the Holding Company Application, the Registration Statement or the Prospectus. The description in the Conversion Application, the Holding Company Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects and fairly presents the information required to be shown.

                             (xvii) To such counsel's Actual Knowledge, the Company and the Bank have conducted the Offering, in all material respects, in accordance with all applicable requirements of the Plan and applicable
                           Texas and  federal  law,  except  that no  opinion is
                           rendered with respect to (a) the Conversion Application, the Holding Company Application, the
                           Registration Statement or Prospectus, which are covered by other clauses of this opinion, (b) the satisfaction of the post-Offering conditions in the Conversion Regulations or in the TSLD and FDIC approval of the Conversion Application, (c) the securities or "blue sky" laws of various jurisdictions, and (d) the rules and regulations of the NASD. The Plan complies in all material respects with all applicable Texas and federal laws, rules, regulations, decisions and orders including, but not limited to, the Conversion Regulations; no order has been issued by the TSLD, the Commission, the FDIC, or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's Actual Knowledge, threatened by the TSLD, the Commission, the FDIC, or any state authority and no person has sought to obtain regulatory or judicial review of the final action of the Agencies, approving the Plan, the Conversion Application or the Prospectus.

                             (xviii) To such  counsel's  Actual  Knowledge,  the
                           Company and the Bank have obtained all material federal licenses, permits and other federal governmental authorizations currently required for the conduct of their businesses and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and the Bank are in all material respects complying therewith, except where the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse effect on the business or operations of the Bank and the Company, taken as a whole.

                             (xix) To such counsel's Actual  Knowledge,  neither
                           the Company nor the Bank is in violation of its Charter and bylaws, as appropriate or, to such counsel's Actual Knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company and the Bank on a consolidated basis; to such counsel's Actual Knowledge, the execution and delivery of this Agreement, the occurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which any of them may be bound, or to which any of the property or assets of the Company or the Bank are subject; and, such action will not result in any violation of the provisions of the charter or bylaws of the Company or the Bank or, to such counsel's Actual Knowledge, result in any violation of any applicable federal law, act, regulation (except that no opinion with respect to the securities and blue sky laws of various jurisdictions or the rules or regulations of the NASD need be rendered) or order or court order, writ, injunction or decree.

                             (xx) The Company's and the Bank's charter and bylaws comply in all material respects with the rules and regulations of the Agencies.

                             (xxi) To such counsel's Actual  Knowledge,  neither
                           the Company nor the Bank is in violation of any directive from the TSLD, FRB or the FDIC to make any material change in the method of conducting its respective business.

                             (xxii) The information in the Prospectus  under the
                           captions "Regulation," "The Stock Offering," "Restrictions on Acquisition of the Alamogordo Financial and Alamogordo Federal" and "Description of Capital Stock of Alamogordo Financial," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The discussion of statutes or regulations described or referred to in the Prospectus are accurate summaries and fairly present the information required to be shown.

                             (xxiii) The  Company is in good  standing as a bank
                           holding company under the BHC Act.

                             (xxiv) In addition,  such counsel  shall state that
                           during the preparation of the Conversion Application, the Holding Company Application, the Registration Statement and the Prospectus, they participated in conferences with certain officers of, the independent public and internal accountants for, and other representatives of the Company and the Bank, at which conferences the contents of the Conversion Application, the Holding Company Application, the

                           Registration Statement and the Prospectus and related matters were discussed and, while such counsel have not confirmed the accuracy or completeness of or otherwise verified the information contained in the Conversion Application, the Holding Company Application, the Registration Statement or the Prospectus, and do not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of rendering their view (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company and the
                           Bank), nothing has come to their attention that would lead them to believe that the Conversion Application, the Holding Company Application, the Registration Statement, the Prospectus, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein as to which no view need be rendered) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Company and the Bank and certificates of public officials. The opinion of Silver Freedman & Taff, L.L.P. shall be limited to matters governed by federal banking and securities laws, and shall be governed by the Legal Opinion Accord "Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Offering or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Bank.

         The favorable opinion, dated as of the Closing Date and addressed to the Agent and for their benefit, of the Bank's local counsel, in form and substance to the effect that, to the best of such counsel's knowledge, (i) the Company and the Bank have good and marketable title to all properties and assets which are material to the business of the Company and the Bank and to those properties and assets described in the Registration Statement and Prospectus, as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material in relation to the business of the Company and the Bank considered as one enterprise; (ii) all of the leases and subleases material to the business of the Company and the Bank under which the Company and the Bank hold properties, as described in the Registration Statement and Prospectus, are in full force and effect; and (iii) the Bank is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Bank.

                  (d) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date, of Selman Munson & Lerner, P.C., the Agent's counsel, with respect to such matters as the Agent may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Bank, and as to matters of fact, upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

                  (e) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Principal Financial and/or Accounting Officer of the Company and the Bank in form and substance reasonably satisfactory to the Agent's Counsel, dated as of such Closing Date, to the effect that: (i) they have carefully reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties or business of the Company or the Bank, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration
                           Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital or properties of the Company or the Bank, independently, or of the Company and the Bank, considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Offering; (vi) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company or the Bank, threatened by the Commission or any state authority; (vii) no order suspending the Offering or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Bank, threatened by the TSLD, the Commission, the FDIC, the FRB or any state authority; and (viii) to the best knowledge of the Company or the Bank, no person has sought to obtain review of the final action of the Agencies approving the Plan.

                  (f) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company or the Bank independently, or of the Company and the Bank, considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (ii) the Company or the Bank shall not have received from the TSLD, FRB or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Bank taken as a whole; (iii) the Company and the Bank shall not have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company and the Bank taken as a whole; and (v) the Shares have been qualified or registered for offering and sale or exempted therefrom under the securities or blue sky laws of the jurisdictions as the Agent shall have reasonably requested and as agreed to by the Company and the Bank.

                  (g) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Padgett, Stratemann & Co., LLP dated as of the date of the Prospectus and addressed to the Agent: (i) confirming that Padgett, Stratemann & Co., LLP is a firm of independent public accounts within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and stating in effect that in its opinion the consolidated financial statements, schedules and related notes of the Company as of December 31, 1999 and 1998, and as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the TSLD, FDIC and the 1933 Act;
                           (ii) stating in effect that,  on the basis of certain
                           agreed   upon   procedures   (but
                           not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of the meetings of the Board of Directors and stockholders of the Company and consultations with officers of the Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (a) the unaudited financial statements included in the Prospectus are not in conformity with the 1933 Act, applicable accounting requirements of the TSLD, FDIC and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (b) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any increase in borrowings, other than normal deposit fluctuations, by the Bank; or (c) there was any decrease in the consolidated net assets of the Company at the date of such letter as compared with amounts shown in the latest unaudited consolidated statement of condition included in the Prospectus; and (iii) stating that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Company, which are subject to the internal controls of the Company, the accounting system and other data prepared by the Company, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as the Agent may reasonably request; and they have reported on the results of such comparisons.

                  (h) At the Closing Date, the Agent shall receive a letter dated the Closing Date, addressed to the Agent, confirming the statements made by Padgett, Stratemann & Co., LLP in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

                  (i) At the Closing Date, the Agent shall receive a letter from Ferguson & Company, Inc., dated the date thereof and addressed to counsel for the Agent (i) confirming that said firm is independent of the Company and the Bank and is experienced and expert in the area of corporate appraisals, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that their opinion of the aggregate pro forma market value of the Company and the Bank expressed in their Appraisal dated as of March 1, 2000, and most recently updated, remains in effect.

                  (j) The Company and the Bank shall not have sustained since the date of the latest financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the long-term debt of the Company or the Bank other than debt incurred in relation to the purchase of Shares by the Bank's
                           Eligible Plans, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in the Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Subscription Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  (k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the letters from the TSLD and FDIC approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) certificate of good standing from the State of Maryland evidencing the good standing of the Company; (iv) a certificate from the FDIC evidencing the Bank's insurance of accounts; (v) a certificate of the FHLB-Dallas evidencing the Bank's membership thereof;
                           (vi) a certificate from the FRB evidencing the Company's standing as a bank holding company; (vii) a copy of the Bank's Texas stock charter; and (viii) a copy of the letters from the FRB approving the Holding Company Application.

                  (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks, federal savings institutions or a general moratorium on the withdrawal of deposits from commercial banks or federal savings institutions declared by federal authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or

                           (iv) a material decline in the price of equity or debt securities if the effect of such a declaration or decline, in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  (m) At or prior to the Closing Date, counsel to the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Bank in connection with the Offering and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agent and its counsel.

         Section 8.  Indemnification.

                  (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless the Agent, its respective officers and directors, employees and agents, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expense (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application and Holding Company Application (or any amendment or supplement thereto), or any instrument or document executed by the Company or the Bank or based upon written information supplied by the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agent, under the securities laws thereof (collectively, the "Blue Sky Application"), or any document, advertisement, oral statement or communication ("Sales

                           Information") prepared, made or executed by or on behalf of the Company or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application and the Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that no indemnification is required under this paragraph
                           (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statement in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent or its counsel regarding the Agent provided, that it is agreed and understood that the only information furnished in writing to the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus; and, provided further, that such indemnification shall be to the extent permitted by the Commissioner, the TSLD, the FDIC and the Board of Governors of the Federal Reserve. The indemnification provided for in this paragraph (a) shall not be applicable with respect to any loss, liability, claim, damage, or expense whatsoever if it is determined by final judgment of a court having jurisdiction over the matter that such loss, liability, claim, damage or expense was primarily a result of the Agent's willful misconduct or gross negligence.

                  (b) The Agent agrees to indemnify and hold harmless the Company and the Bank, their directors and officers and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the

                           Bank, and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application, the Holding Company Application (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), any Blue Sky Application or Sales Information, (ii) are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, the Holding Company Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering; provided, however, that the Agent's obligations under this Section 8(b) shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, the Holding Company Application (or any amendment or supplement thereto), or any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank by the Agent or its counsel regarding the Agent, provided, that it is agreed and understood that the only information furnished in writing to the Company or the Bank by the Agent regarding the Agent is set forth in the Prospectus. The indemnification provided for in this Section 8 (b) shall not be applicable with respect to any loss, liability, claim, damage, or expense whatsoever if it is determined by final judgment of a court having jurisdiction over the matter that such loss, liability, claim, damage or expense was primarily a result of the Company's or the Bank's willful misconduct or gross negligence.

                  (c)      Each  indemnified  party  shall give  prompt  written
                           notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d)      The  agreements  contained  in this  Section 8 and in
                           Section 9 hereof and the representations and warranties of the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of agent or their officers, directors or controlling persons, agent or employees or by or on behalf of the Company or the Bank or any officers, directors or controlling persons, agent or employees of the Company or the Bank; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or the Agent, the Company, the Bank and the Agent (provided, in the case of the Bank, that such contribution is in compliance with the requirements of Section 23A of the Federal Reserve Act and is consistent with any written interpretations regarding
Section 23A of the Federal Reserve Act issued by regulatory agencies having jurisdiction with respect to such section generally or the Bank in particular, including without limitation, any opinion issued by the FRB in response to a request for interpretive advice submitted by counsel to the Bank) shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Bank or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering, and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Bank on the one hand and the Agent on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or the Agent on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank under this
Section 9 and under Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have. For purposes of this Section 9, each of the Agent's, the Company's or the Bank's officers and directors and each person, if any, who controls the Agent or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Agent, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

         Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Bank and the Agent and the representations and warranties and other statements of the Company, the Bank and the Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Agent, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any successor or assign of the Agent, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11. Termination. The Agent may terminate this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

                  (a) In the event the Company fails to sell the required minimum number of the Shares by December 31, 2000, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Company to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Bank as set forth in Sections 2(a), 6, 8 and 9 hereof.

                  (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be cancelled by the Agent by notifying the Company and the Bank of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2(a), 6, 8 and 9 hereof.

                  (c) If the Agent elects to terminate this Agreement as provided in this Section, the Company and the Bank shall be notified promptly by telephone or telegram, confirmed by letter.

         The Company and the Bank may terminate this Agreement in the event the Agent is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured within a reasonable period of time after the Company and the Bank have provided the Agent with notice of such breach.

         This Agreement may also be terminated by mutual written consent of the parties hereto.

         Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to the Agent shall be mailed, delivered or telegraphed and confirmed to Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., 211 Bradenton, Dublin, Ohio 43017-3514, Attention: Patricia A. McJoynt, Executive Vice President (with a copy to Selman Munson & Lerner, P.C., Attention: Jack A. Selman) and, if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at 312 Main Street, Smithville, Texas 78957, Attention: Miles Ledgewood, President (with a copy to Silver, Freedman and Taff, L.L.P.,
Attention: Martin L. Meyrowitz).

         Section 13. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Company, the Bank, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

         Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by the Agent and the Company and the Bank. At the closing, the Company and the Bank shall deliver to the Agent in next day funds the commissions, fees and expenses due and owing to the Agent as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by the Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section  16.  Construction.   This  Agreement  shall  be  construed  in
accordance with the laws of the State of Texas.

         Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

         Section 18. Entire Agreement. This Agreement, including schedules and exhibits hereto, which are integral parts hereof and incorporated as though set forth in full, constitutes the entire agreement between the parties pertaining to the subject matter hereof superseding any and all prior or contemporaneous oral or prior written agreements, proposals, letters of intent and understandings, and cannot be modified, changed, waived or terminated except by a writing which expressly states that it is an amendment, modification or waiver, refers to this Agreement and is signed by the party to be charged. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

         Section 19. Headings. Headings on the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

         Section 20. Delivery by Telecopier. This Agreement shall become effective upon execution and delivery hereof by all the parties hereto; delivery of this Agreement may be made by telecopier to the parties with original copies promptly to follow by overnight courier.

         Section 21. Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

         Section 22. Exhibits. Each and all of the Exhibits referred to herein and attached hereto are hereby incorporated into this Agreement for all purposes as fully as if set forth herein.

         Section 23. Arbitration. Any disputes, controversies or claims arising out of or relating to the negotiations, execution, delivery, performance or breach of this Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Smithville, Texas. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If the amount claimed or disputed in such arbitration is $100,000 or more, the arbitration shall be conducted before a panel of three arbitrators. In any arbitration proceeding hereunder or any action to enforce its rights hereunder, the prevailing party shall be awarded the costs (including reasonable attorneys' fees) incurred by it related to such proceeding or action. The arbitrator(s) shall have power to enter such orders by way of interim awards, and they shall be enforceable in court.

                                            Very truly yours,

CBCT BANCSHARES, INC.                       COMMUNITY BANK OF CENTRAL TEXAS, SSB

By Its Authorized Representative:           By Its Authorized Representative:



----------------------------------          ----------------------------------
Brad M. Hurta                               Brad M. Hurta
President                                   President




Accepted as of the date first above written

Keefe, Bruyette & Woods, Inc.

By Its Authorized
Representative:


----------------------------------
[Name]
Managing Director

                                                                       EXHIBIT B

                             CBCT BANCHSHARES, INC.


                   Up to 304,175 Shares (Anticipated Maximum)
                           (Par Value $0.01 Per Share)


                           Selected Dealers' Agreement


                                                                   , 2000


Gentlemen:

         We have agreed to assist Community Bank of Central Texas (the "Bank"), a Texas chartered mutual savings bank, in connection with the offer and sale of up to 304,175 shares of the conversion common stock, par value $0.01 per share (the "Common Stock") of CBCT Bancshares, Inc. (the "Company"), a Maryland corporation, to be issued in connection with the conversion of the Bank. The total number of shares of Common Stock to be offered may be decreased to a minimum of shares. The price per share has been fixed at $10.00. The Common Stock, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated _________________, 1995 (the "Prospectus"). In connection with the Conversion, the Company, on a best efforts basis is offering for sale between $1,950,000 of shares and $3,041,750 of shares (the "Shares") of the Common Stock, in a Subscription Offering. Any Shares not sold in the Subscription Offering will be offered to the general public in a community offering (the "Community Offering").

         The Subscription and Community Offerings are being conducted under a Plan of Conversion (the "Plan") adopted by the Bank pursuant to which the Bank intends to convert from a Texas chartered mutual savings bank to a Texas chartered stock savings bank and concurrent formation of a Maryland holding company (the "Company") (the "Conversion"). As part of the Conversion, the Bank will amend its Texas mutual savings bank charter to read in the form of a Texas stock savings bank charter, sell all its to-be-issued common stock to the Company which in turn will sell the Common Stock to the public as provided for in the Plan. The Subscription and Community Offerings are further being conducted in accordance with the regulations of the Texas Savings and Loan Department and the Federal Deposit Insurance Corporation subject to the restrictions contained in the Plan.

         The Common Stock is also being offered in accordance with the Plan by broker/dealers licensed by the National Association of Securities Dealers, Inc. ("NASD") which have been approved by the Bank ("Approved Brokers").

         We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Common Stock and we will pay you a fee in the amount of ___percent (__.0%) of the dollar amount of the Common Stock sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the special account established by the Bank for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Common Stock sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we will remit to you, only out of our compensation as provided above, the fees to which you are entitled hereunder.

         Each order form for the purchase of Common Stock must set forth the identity and address of each person to whom the certificates for such Common Stock should be issued and delivered. Such order form also must clearly identify your firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "CBCT Bancshares, Inc."

         This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice.

         Orders for Common Stock will be subject to confirmation and we, acting on behalf of the Company and the Bank, reserve the right in our unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company and the Bank, or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Common Stock. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Common Stock from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

         We and each selected dealer assisting in selling Common Stock pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable state rules and regulations. Each customer-carrying selected dealer that is not a $250,000 net capital reporting broker/dealer agrees that it will not use a sweep arrangement and that it will transmit all customer checks by noon of the next business day after receipt thereof. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

         We and each selected dealer further agree that to the extent that your customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretations of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the offering price of the Common Stock ordered on or before twelve noon Missouri time of the next business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event
(i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "Debit Date") following receipt of the confirmation referred to in (i), and (iv) we will forward complete order forms together with such funds to the Company on or before twelve noon on the next business day and each selected dealer acknowledges that if the procedure in
(b) is adopted, our customers' funds are not required to be in their accounts until the Debit Date.

         Unless earlier terminated by us, this Agreement shall terminate upon the closing date of the Conversion. We may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the Conversion.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Common Stock sold on behalf of the Company by you under this Agreement.

         We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

         Upon application to us, we will inform you as to the states in which we believe the Common Stock has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Common Stock in any state.

         Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

         Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

         This Agreement shall be construed in accordance with the laws of the State of Ohio.

         Please confirm your agreement hereto by signing and returning the confirmations accompanying this letter at once to us at Keefe, Bruyette & Woods, Inc., 211 Bradenton, Dublin, Ohio 43017. The enclosed duplicate copy will evidence the agreement between us.

KEEFE, BRUYETTE & WOODS, INC.


By:
     Name:________________
     Its:___________________



CONFIRMED AS OF:

        ________________, 2000



         (Name of Dealer)

By:
Its: